UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K (Amendment No. )
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

August 29, 2019 Date of Report (Date of earliest event reported)

HESKA CORPORATION (Exact name of Registrant as specified in its charter)
Delaware	001-22427	77-0192527
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
3760 Rocky Mountain Avenue Loveland, Colorado 80538 (Address of principal executive offices, including zip code)

(970) 493-7272 (Registrant’s telephone number, including area code)

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol	Name of Exchange On Which Registered
Public Common Stock, $.01 par value	HSKA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 29, 2019, Heska Corporation ("Heska" or the "Company"), a provider of advanced veterinary diagnostic and specialty healthcare products, announced the realignment of its executive officers in support of its strategic growth objectives.

In that regard, Mr. Jason A. Napolitano will cease serving as the Company's Chief Operating Officer effective immediately in order to enable him to focus his time in his other role and under his new title - Chief Strategy Officer. The Company believes this change will afford Mr. Napolitano the opportunity to increase his attention on business development efforts as the Company seeks to expand its product offerings and access to the global companion animal health market.

In connection with the realignment, the Company also announced the promotion of Nancy Wisnewski, Ph.D, from Executive Vice President, Diagnostic Operations and Product Development to Executive Vice President, Chief Operating Officer, reporting effective immediately to Heska’s Chief Executive Officer, with continuing responsibility and oversight for the Company’s operations, engineering and manufacturing, research and development, supply chain, customer experience, quality control, and advisory to the Company’s Chief Executive Officer. In her expanded role, Dr. Wisnewski will also be responsible for the alignment and prioritization of Company resources to ensure operational excellence and scalability across the Company. Additional information concerning Dr. Wisnewski, her business experience, and the positions and offices historically held by her within the Company are included in Part I to the Company's annual report on Form 10-K for the year ended December 31, 2018, filed by the Company with the Securities and Exchange Commission (the "Commission") on March 7, 2019 (the "Annual Report"), under the caption "Executive Officers of the Registrant", which information is incorporated herein by reference.

There are no arrangements or understandings between Dr. Wisnewski and any other person in connection with her appointment to her new position at the Company, and she does not have any family relationships with any director or executive officer of the Company or any person nominated or chosen to become a director or executive officer of the Company. There also are no “related person” transactions (within the meaning of Regulation S-K, Item 404(a) of the Commission) between Dr. Wisnewski and the Company, and she did not enter into any new plans, contracts or arrangements with the Company in connection with her promotion.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements regarding Heska's future financial and operating results and expectations about the future performance of its management. Words such as "anticipates," "believes," "estimates," "expects," "intends," "plans," "seeks," and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and are subject to a number of risks and uncertainties. Investors should note that there is an inherent risk in using past results to predict future outcomes, including financial results and perceived or expected behavior. Factors that could affect the business and financial results of Heska generally include, but are not limited to: risks related to the anticipated performance of senior management and Heska's ability to attract and retain key personnel; risks related to reliance on third parties to develop and manufacture products for Heska; risks related to the commercialization of new products; uncertainties related to attempts to expand into international markets, including uncertainties related to timing, profitability and currency effects; uncertainties related to Heska's ability to measure and predict trends in the veterinary market; uncertainties related to Heska's ability to measure and predict the effectiveness of commercial relationships; uncertainties related to the future impact of recent and other business development activity; risks related to Heska's reliance on third-party suppliers, which is substantial; competition; and other risks set forth in Heska's filings and future filings with the Commission, including those set forth in the Annual Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HESKA CORPORATION, a Delaware corporation

Dated: August 29, 2019	By: /s/ Eleanor F. Baker Eleanor F. Baker Vice President, General Counsel and Secretary